SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

NATHAN'S FAMOUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York		11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number including area code    (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At the 2007 Annual Meeting of Stockholders held on September 12, 2007, the stockholders of the Registrant approved the proposed amendment to the Registrant’s 2001 Stock Option Plan, as amended (the “2001 Plan”) to increase by 275,000 the number of shares available under the 2001 Plan.

The principal features of the 2001 Plan are summarized below but the summary is qualified in its entirety by the full text of the 2001 Plan.

Stock Subject to the 2001 Plan

The 2001 Plan provides for the grant of options to purchase up to 625,000 shares of common stock under the 2001 Plan; however, after giving effect to previous grants under the 2001 Plan and the amendment, as of the date of this filing up to 278,500 shares were available for grant. If an option under the 2001 Plan expires or terminates without being exercised in full, such shares will again be available for future issuance under the plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the 2001 Plan

The 2001 Plan is administered by the Registrant’s Compensation Committee, which is comprised of no fewer than two “non-employee directors,” as defined in the Securities Exchange Act of 1934.

Subject to the terms of the 2001 Plan, the Compensation Committee may determine and designate the individuals who are to be granted stock options under the 2001 Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The Board or the Compensation Committee may, at any time, amend or terminate the 2001 Plan consistent with its terms. The Compensation Committee also has authority to interpret the 2001 Plan. The Compensation Committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

The Registrant’s officers, directors, employees and consultants, as well as those of its subsidiaries or affiliates, are eligible to participate in the 2001 Plan.

Terms of Awards

The options granted under the 2001 Plan are non-qualified stock options. The exercise price for the options is the fair market value of the common stock on the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. The 2001 Plan permits the grant of stock options having a term of up to five years.

Stock options granted under the 2001 Plan may become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee. Unless otherwise provided by the Compensation Committee at the time of grant, and except in the manner described below upon the death or total disability of the optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second anniversary of the date of the grant of such option, but in no event later than the expiration of the term of the option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check, in shares of common stock valued at fair market value on the day of exercise, with a combination of cash and stock, or under any cashless exercise program implemented by the Registrant, as determined by the Compensation Committee. At the discretion of the Compensation Committee, an optionee may elect to pay the exercise price by selling shares acquired upon exercise of an option, under which arrangement the optionee would remit to the Registrant a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise.

With regard to employees, a stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by the Registrant, any parent corporation or any of the Registrant’s subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below, or (3) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of all employment by total disability, the optionee may exercise such options at any time within one year after his or her termination, but only to the extent such option is exercisable on the date of such termination.

In the event of the death of an optionee (1) while an employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment with the Registrant, any parent corporation or any subsidiary or affiliate (other than for total disability), or (3) within one year after termination on account of total disability of all employment with the Registrant, any parent corporation or any subsidiary or affiliate, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee’s option at any time within the period of two years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2), the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

With regard to non-employees, the vesting of the optionee’s right to exercise shall be determined by the Compensation Committee in the Option Agreement with the optionee.

Change in Control

In the event of a “change in control,” at the option of the Board or the Compensation Committee, all options outstanding on the date of the change in control may become immediately and fully exercisable; an optionee will be permitted to surrender for cancellation any option granted more than six months prior to the date of surrender and receive a cash payment of the amount, if any, by which the fair market value of the option shares surrendered exceeds the option exercise price.

For the purposes of the 2001 Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

•
if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Nathan’s, or any “person” who on the date of the adoption of the 2001 Plan is a director or officer of Nathan’s, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of the Registrant’s then outstanding securities; or

•
if during any period of two (2) consecutive years during the term of the 2001 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

Tax Withholding

The Compensation Committee may condition the delivery of any shares of stock or other amounts under the 2001 Plan on satisfaction of the applicable withholding obligations. The Compensation Committee, in its discretion, may permit such satisfaction through cash payment or the surrender by the participant of a sufficient number of shares of common stock.

Transferability

Any options granted under the 2001 Plan may not be sold, pledged, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or as may be permitted by the Board or the Compensation Committee.

A copy of the 2001 Stock Option Plan, as modified, is filed as Exhibit 10.1 hereto.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1   2001 Stock Option Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

NATHAN'S FAMOUS, INC.

By: /s/ Ronald DeVos
Ronald DeVos
Vice-President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 12, 2007